UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2014

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on March 7, 2014, the Compensation Committee of the Board of Directors  (the “Compensation Committee”) of EPAM Systems, Inc. (the “Company”) approved an increase in the annual base salary of Arkadiy Dobkin, the President, Chief Executive Officer and Chairman of the Company, from $300,000 to $400,000, effective as of January 1, 2014. Mr. Dobkin subsequently declined the full salary increase resulting in an annual base salary of $350,000, effective as of January 1, 2014.

At the same meeting, in connection with Anthony J. Conte’s promotion on November 8, 2013 to Vice President, Chief Financial Officer and Treasurer, the Compensation Committee approved an increase in Mr. Conte’s annual base salary from $170,000 to $220,000, effective as of January 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPAM SYSTEMS, INC.
By:	/s/ Ginger Mosier
Name:	Ginger Mosier
Title:	Vice President, General Counsel and Corporate Secretary